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EXHIBIT 21.1 SUBSIDIARIES OF REGISTRANT


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                                                                             JURISDICTION OF
NAME                                                                          INCORPORATION
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
ACEO Technology, Inc.                                                       California
Analogy UK, Ltd.                                                            United Kingdom
Analogy France SARL (1)                                                     France
Angel Fund Limited                                                          Hong Kong
Angel Hi-Tech Limited                                                       Bermuda
Avant! Asia Investments Holdings, Inc.                                      BVI
Avant! China Holdings, Ltd.                                                 Bermuda
Avant! Corp. SRL (Italy)                                                    Italy
Avant! Europe Manufacturing Limited                                         Ireland
Avant! Export FSC, Inc.                                                     Barbados
Avant! Global Investment Holdings, Ltd.                                     Bermuda
Avant! Global Technologies, Limited                                         Bermuda
Avant! Hi-Tech Corporation                                                  Taiwan
Avant! International Distribution Limited                                   Ireland
Avant! Japan Corporation                                                    Japan
Avant! Korea Co., Ltd.                                                      Korea
Avant! Micro-Electronic (Shanghai) Company Limited                          China
Avant! Software (Israel) Ltd.                                               Israel
Avant! Software and Development Centre (India) Private Limited              India
Avant! Sweden, SA                                                           Sweden
Avant! Taiwan Holdings, Ltd.                                                Bermuda
Avant! Corporation Limited                                                  United Kingdom
Avant! Worldwide Holdings, Ltd.                                             Bermuda
AvanSmart, Inc.                                                             Delaware
Avanticorp. Hong Kong Limited                                               Hong Kong
Avanwise, Inc.                                                              Delaware
Ayuttha Technology Inc.                                                     Taiwan
Compass Design Automation SRL                                               Taiwan
Compass Design Automation Europe EURL                                       France
Compass Design Automation International, B.V.                               Netherlands
Crystal Investment (Taiwan) Corporation                                     Taiwan
Crystal VC                                                                  Cayman Islands
Galax!, Inc.                                                                Delaware
Gemstone Corp. LLC                                                          Delaware
InterHDL, Inc. (2)                                                          California
Maingate Electronics, Inc.                                                  Japan
Meta-Software SA (3)                                                        Switzerland
Nexus IC Asia Corporation                                                   Cayman Island
Nexus IC Corporation                                                        Cayman Island
Technology Modeling Associates Limited                                      United Kingdom
Xynetix Design Systems, GmbH                                                Germany
Xynetix Design Systems, UK                                                  United Kingdom
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